EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-53374, 333-105963, 333-127025 and 333-158018) and Form S-3 (333-106126, 333-117264, 333-143023, 333-151885 and 333-158770) of Evergreen Solar, Inc. of our report dated April 23, 2010 relating to the financial statements of Sovello AG which appears in this Form 10-K/A.
/s/ Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft
Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft
Frankfurt/Main, Germany
May 12, 2010